Exhibit 3.103

I, HARRIET SMITH WINDSOR, SECRETARY OF STATE OF THE STATE OF DELAWARE, DO HEREBY CERTIFY THE ATTACHED ARE TRUE AND CORRECT COPIES OF ALL DOCUMENTS ON FILE OF “THE RHYTHM METHOD INC.” AS RECEIVED AND FILED IN THIS OFFICE.

THE FOLLOWING DOCUMENTS HAVE BEEN CERTIFIED:

CERTIFICATE OF INCORPORATION, FILED THE TWELFTH DAY OF OCTOBER, A.D. 2000, AT 12:30 O’CLOCK P.M.

AND I DO HEREBY FURTHER CERTIFY THAT THE AFORESAID CERTIFICATES ARE THE ONLY CERTIFICATES ON RECORD OF THE AFORESAID CORPORATION.

	[SEAL]
		/s/ Harriet Smith Windsor
		Harriet Smith Windsor, Secretary of State

3301176 8100H		AUTHENTICATION:	2876821

040036367		DATE:	01-16-04

CERTIFICATE OF INCORPORATION

OF

THE RHYTHM METHOD INC.

The undersigned, for the purposes of forming a corporation under the laws of the State of Delaware, do make, file and record this Certificate, and do certify that:

FIRST:                                                           The name of this corporation is The Rhythm Method Inc.

SECOND:                                            Its Registered Office in the State of Delaware is to be located at 1209 Orange Street, in the City of Wilmington, County of New Castle, 19801. The Registered Agent in charge thereof is The Corporation Trust Company.

THIRD:                                                       The purpose of the corporation is to engage in any lawful act or activity for which a corporation may be organized under the General Corporation Law of Delaware.

FOURTH:                                           The amount of the total authorized stock of the corporation is two hundred (200); all of which are without par value and classified as common stock.

FIFTH:                                                          The name and mailing address of the incorporator arc as follows:

NAME	MAILING ADDRESS

Janice Cannon	75 Rockefeller Plaza
New York, NY 10019

SIXTH:                                                        The duration of the corporation shall be perpetual.

SEVENTH:                                      Whenever a compromise or arrangement is proposed between the corporation and its creditors or any class of them and/or between the corporation and its stockholders or any class of them, any court of equitable jurisdiction within the State of Delaware may, on the application of the corporation or of any creditor or stockholder thereof, or on application of any receiver or receivers appointed for the corporation under Section 291 of Title 8 of the Delaware Code or on application of trustees in dissolution or any receiver or receivers appointed for the corporation under Section 279 of Title 8 of the Delaware Code order a meeting of the creditors or class of creditors and/or of the stockholders or class of stockholders, as the case may be to be summoned in such manner as the court directs. If a majority in number representing 3/4 in value of the creditors or class of creditors, and/or of the stockholders or class of stockholders, of the corporation, as the case may be, agree to any compromise or arrangement and to any reorganization of the corporation as a consequence of such compromise or arrangement, the said

STATE OF DELAWARE
SECRETARY OF STATE
DIVISION OF CORPORATIONS
FILED 12:30 PM 10/12/2000
001515081 - 3301176

compromise or arrangement and the reorganization, if sanctioned by the court to which the application has been made, shall be binding on all the creditors or class of creditors, and/or on all the stockholders or class of stockholders, of the corporation, as the case may be, and also on the Corporation.

EIGHTH:                                                The personal liability of all of the directors of the corporation is hereby eliminated to the fullest extent allowed as provided by the Delaware General Corporation Law, as the same may be supplemented and amended.

NINTH:                                                      The corporation shall, to the fullest extent legally permissible under the provisions of the Delaware General Corporation Law, as the same may be amended and supplemented, indemnify and hold harmless any and all persons whom it shall have power to indemnify under said provisions from and against any and all liabilities (including expenses) imposed upon or reasonably incurred by him or her in connection with any action, suit or other proceeding in which he or she may be involved or with which he or she may be threatened, or other matters referred to in or covered by said provisions both as to action in his or her official capacity and as to action in another capacity while holding such office, and shall continue as to a person who has ceased to be a director or officer of the corporation. Such indemnification provided shall not be deemed exclusive of any other rights to which those indemnified may be entitled under any Bylaw, Agreement or Resolution adopted by the shareholders entitled to vote thereon after notice.

Dated: October 12, 2000

/s/ Janice Cannon
Janice Cannon, Incorporator